Exhibit 23.2

                                 August 28, 2006

El Capitan Precious Metals Inc.
Suite 216
14301 N. 87th Street
Scottsdale, AZ 85260

Gentlemen:

      The undersigned, the Managing Partner of AuRIC Metallurgical Labs, hereby consents to the reference to AuRIC Metallurgical Labs in the Annual Report on Form 10-KSB/A of El Capitan Precious Metals, Inc. for the year ended September 30, 2005 (the "Annual Report"), including without limitation references in Item 2 of the Annual Report, to be filed with the United States Securities and Exchange Commission.

      I also confirm that I have read each of the references to AuRIC Metallurgical Labs in the Annual Report and concur with such statements. In giving this consent, the undersigned does not admit that AuRIC Metallurgical Labs is within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                    Sincerely,

                                    AuRIC Metallurgical Labs


                                    /s/ Ahmet B. Altinay
                                    ------------------------------
                                        Ahmet B. Altinay
                                        Its: Managing Partner